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                                                                  EXHIBIT 10.7.3

                 THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
                  TRANSFER AS SET FORTH ON THE FOLLOWING PAGE.

                           SECOND AMENDED AND RESTATED
                                 PROMISSORY NOTE
                                    ISSUED BY
                               BOARDRUSH MEDIA LLC

                    6.32% Secured Non-Recourse Note due 2004

Issue Date: October 1, 2001                                     $900,000.28

         Boardrush Media LLC, a limited liability company formed under the laws of the State of New York ("Issuer"), for value received, hereby promises to pay to j2 Global Communications, Inc. (formerly known as JFAX COMMUNICATIONS, INC. and later as JFAX.COM, Inc.) ("j2"), or j2's registered assigns (the "holder"), the principal sum of $900,000.28 on January 1, 2005 (the "Maturity Date"), and to pay interest thereon from January 1, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable monthly on the last Business Day of each month, commencing in January 2001, at a rate of 6.32% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, will be paid to the person in whose name this Second Amended and Restated Promissory Note (or a predecessor note) (this "Note") is registered at the close of business on the fifth Business Day next preceding the Maturity Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest, to be fixed by the Issuer, or be paid at any time in any other lawful manner.

         This Note amends and restates the promissory note in the original principal amount of $2,250,000 dated March 17, 1997 (as restated on February 26, 1999 and again restated on January 1, 2000) issued by the Issuer payable to j2. This Note is issued pursuant to a Note Agreement, dated as of March 17, 1997 (as amended by a letter agreement, dated as of June 1, 1999, by a modification agreement, dated as of January 1, 2000, and by a second modification agreement dated the same date as this Note, the "Note Agreement"), between the Issuer and j2, as the initial Investor named therein, and is subject to the provisions thereof, including the restrictions on transfer contained therein. The Notes shall be issuable solely in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement. The principal amount of this Note does not reflect payments made by Issuer under this Note during any calendar year until January 1 of the next calendar year, all in accordance with the Note Agreement and the Consulting Agreement referred to therein. For example, the $900,000.28 stated principal amount of this Note does not reflect payments made by the Issuer under the Note Agreement and the Consulting Agreement during calendar year 2001, as those amounts are not deemed fully earned and paid against the principal amount of this Note until January 1, 2002.

         The indebtedness evidenced by this Note is, to the extent provided in the Note Agreement, subject to the provisions stating that this Note is a non-recourse obligation of the Issuer, with provisions permitting payment of this Note by the Issuer through the provision of consulting services to j2, as provided in Section 5.3 of the Note Agreement, and this Note is issued subject to the provisions of the Note Agreement with respect thereto,

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including Section 5.4 of the Note Agreement. The holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

         Payment of this Note will be made by wire transfer to the address or account specified by the holder or, in the absence of such specification, by check mailed to the holder at his address appearing in the Notes register.

         Upon the occurrence of any Event of Default under the Note Agreement, this Note (including principal, interest, and all other amounts) shall be immediately due and payable. This Note is subject to redemption, in whole or in part, at the option of the Issuer at 100% of the principal amount hereof (or the portion to be redeemed) together with accrued interest to the redemption date, as set forth in the Note Agreement.

         The Notes are issuable only in registered form without coupons and transfers will be effected only on the Notes register maintained as provided in
Section 7.5 of the Note Agreement.

         The undersigned Issuer hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: October 1, 2001

                                           BOARDRUSH MEDIA LLC

                                        By: /s/ Jaye Muller
                                           ----------------------
                                           Name: Jaye Muller
                                           Title: Manager

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE THEREWITH.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE NOTE AGREEMENT, DATED AS OF MARCH 17 1997, BETWEEN BOARDRUSH LLC, AS ISSUER, AND j2, AS THE INVESTOR NAMED THEREIN, AS AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF j2, AND WHICH RESTRICTIONS REQUIRE, AS A CONDITION TO ANY TRANSFER, APPROPRIATE DOCUMENTATION TO EVIDENCE COMPLIANCE WITH APPLICABLE SECURITIES LAWS, INCLUDING AN OPINION OF COUNSEL WITH RESPECT THERETO.

NO REGISTRATION OF TRANSFER OF THIS SECURITY WILL BE EFFECTED ON THE NOTES REGISTER UNLESS AND UNTIL SUCH RESTRICTIONS ARE COMPLIED WITH.

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